EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-146628 and 333-151287) on Form S-8 and Registration Statement (No. 333-167392) on Form S-3 of American DG Energy Inc. of our report dated April 1, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K, of American DG Energy, Inc. for the year ended December 31, 2012.

/s/ MCGLADREY LLP
McGladrey LLP

Boston, Massachusetts
Date: April 1, 2013